Exhibit (i)

                                FOLEY & LARDNER
                                ATTORNEYS AT LAW

CHICAGO                           FIRSTAR CENTER                      SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE                  SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367           SAN FRANCISCO
LOS ANGELES                  TELEPHONE (414) 271-2400                TALLAHASSEE
MADISON                      FACSIMILE (414) 297-4900                      TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE




                                November 24, 1999


Concorde Funds, Inc.
1500 Three Lincoln Centre
5430 LBJ Freeway
Dallas, TX  75240

Ladies & Gentlemen:

          We have acted as counsel for Concorde Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Concorde Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration
Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

          We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                             Very truly yours,


                                             /s/ Foley & Lardner
                                                 Foley & Lardner